Exhibit 3.1

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:21 AM 08/08/2014
FILED 10:19 AM 08/08/2014
SRV 141050390 - 5583263 FILE

STATE OF DELAWARE

CERTIFICATE OF LIMITED PARTNERSHIP
OF
SOL-WIND RENEWABLE POWER, LP

The Undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, do hereby certify as follows:

First: The name of the limited partnership is Sol-Wind Renewable Power, LP.

Second: The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, New Castle County. The name of its Registered Agent at such address is Corporation Service Company.

Third: The name and mailing address of each general partner is as follows:

Sol-Wind, LLC

420 Lexington Avenue

Suite 2834

New York, New York 10170

In Witness Whereof, the undersigned has executed this Certificate of Limited Partnership as of the 8th day of August, 2014.

Sol-Wind, LLC

By:	/s/ Kevin Adler
Kevin Adler
Authorized Person